UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                                 Date of Report
                                January 11, 2001
                               -------------------


                        FARMERS CAPITAL BANK CORPORATION
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                    Kentucky
                  --------------------------------------------
                  State or other jurisdiction of incorporation

        0-14412                                        61-1017851
------------------------                   ------------------------------------
(Commission File Number)                   (I.R.S. Employer Identification No.)

P.O. Box 309
Frankfort, Kentucky                                          40602
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Address of principle executive offices)                    (Zip Code)


               Registrant's telephone number,including area code:
                                 (502) 227-1600


                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

                              Item 5. Other Events

As reported in the 10-Q's, filed on behalf of the Registrant for the quarters ending March 31, 2000 and June 30, 2000, the Registrant's largest subsidiary, Farmers Bank & Capital Trust Co. had filed a motion for judgment notwithstanding the verdict in the case of SCHILLING, ET AL. V. FARMERS BANK & CAPITAL TRUST CO.

On January 3, 2001 the Jefferson Circuit Court entered judgment in favor of Farmers Bank & Capital Trust Co. ("the Bank") notwithstanding the jury's verdict in favor of the plaintiffs, holding that the Bank reasonably relied in good faith on the advice of it's counsel, that there was no evidence that the Bank breached it's fiduciary duty to the plaintiffs, and that there was no evidence that the Bank caused the plaintiffs' losses.

The plaintiffs may appeal the judgment entered in favor of the Bank to the Kentucky Court of Appeals within 30 days of the entry of judgment. The Bank will contest any such appeal.

Farmers Capital Bank Corporation is a financial holding company headquartered in Frankfort, Kentucky. The Company operates 23 banking locations in 13 communities throughout Kentucky, a leasing company, a data processing company, and an insurance agency. Its stock is publicly traded on the National Association of Securities Dealers Automated Quotation System (NASDAQ) SmallCap Market tier, under the symbol: FFKT.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused the report to be signed on its behalf by the undersigned hereunto duly authorized.

                        Farmers Capital Bank Corporation

January 11, 2001                      By: /s/  Charles S. Boyd
                                         -----------------------
                                         Charles S. Boyd
                                         President and Chief Executive Officer